The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on April 29, 2011.

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010.

These risks and uncertainties also include the following factors: Global recessionary economic conditions and adverse developments in the credit markets have had, and may continue to have, an adverse effect on our investments and our operating results, including reduced availability of financing to us and for refinancing to our borrowers, payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments. Our reliance on significant amounts of debt to finance investments may subject us to obligations to make significant balloon payments upon maturity, upon the exercise of any applicable put rights, particularly the April 15, 2012 put date under our 6.875% convertible senior notes, or otherwise, an increased risk of loss, reduce our return on investments, reduce our ability to pay distributions to our shareholders and possibly result in the foreclosure of any assets subject to secured financing. We may seek to acquire, redeem, restructure, refinance or otherwise enter into transactions to satisfy our debt which may include any combination of material payments of cash, issuances of our debt and/or equity securities, sales or exchanges of our assets or other methods. If our securitizations secured primarily by commercial real estate loans, RAIT I and RAIT II, were to fail to meet their performance tests, including over-collateralization requirements, our cash flow would be materially reduced. The reinvestments periods for RAIT I and RAIT II will expire in 2011 and 2012, respectively. Quarterly results may fluctuate and may not be indicative of future quarterly performance. The organization and management of our sponsored REIT or any other other investment vehicles we may manage may create conflicts of interest. Our ability to raise capital and attract investors in our sponsored REIT is critical to its success and its ability to grow depends on our ability to attract a sales force in any affiliated licensed broker dealer responsible for such capital raising. Payment defaults and other credit risks in our investment portfolio have arisen, and may continue to increase, which has caused, and may continue to cause, adverse effects on our cash flow, net income and ability to make distributions. We may not realize gains or income from investments and have realized, and may continue to realize, losses from some of our investments. Uninsured and underinsured losses may affect the value of, or our return from, our real estate. Real estate with environmental problems may create liability for us. Our investment portfolio may have material geographic, sector, property-type and sponsor concentrations. Our due diligence efforts before making an investment may not identify all the risks related to that investment. Our investments are relatively illiquid which may make it difficult for us to sell such investments if the need arises and any sales may be at a loss to us. Our subordinated real estate investments such as mezzanine loans and preferred equity interests in entities owning real estate involve increased risk of loss. Acquisitions of loans may involve increased risk of loss. Financing with high loan-to-value ratios may involve increased risk of loss. Preferred equity investments in REITs and real estate operating companies may involve a greater risk of loss than traditional debt financing and specific risks relating to particular issuers. The commercial mortgage loans in which we invest and the commercial mortgage loans underlying the CMBS in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us that may result in reduced earnings or losses and negatively affect our ability to pay distributions to our shareholders. If we are unable to improve the performance of commercial real estate properties we take control of in connection with restructurings, workouts and foreclosures of investments, our financial performance may be adversely affected. We may need to make significant capital improvements to our properties in order to remain competitive. Lease expirations, lease defaults and lease terminations may adversely affect our revenue.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this report. All subsequent written and oral forward-looking statements concerning the matters addressed in this report and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav

RAIT Financial Trust — VP, Director of Corporate Communications

Scott Schaeffer

RAIT Financial Trust — CEO

Jack Salmon

RAIT Financial Trust — CFO

CONFERENCE CALL PARTICIPANTS

Gabe Poggi

FBR Capital Markets — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the First Quarter 2011 RAIT Financial Trust Earnings Conference Call. My name is Tuwanda, and I will be your coordinator for today. (Operator instructions)

I would now like to turn the presentation over to Mr. Andres Viroslav, Director of Corporate Communications. Please proceed, sir.

Andres Viroslav - RAIT Financial Trust — VP, Director of Corporate Communications

Thank you, Tuwanda, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s first quarter 2011 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer; and Jack Salmon, RAIT’s Chief Financial Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website, and telephonically beginning at approximately 12.00 p.m. Eastern Time today. The dial-in number for the replay is 888-286-8010, with a confirmation code of 22905171.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations. Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com, under Investor Relations. RAIT’s other SEC filings are also available through this link. RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein except as may be required by law.

Now I’d like to turn the call over to the RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you very much, Andres. And thank all of you for joining us this morning as we present RAIT’s first quarter 2011 results.

Let’s start with some key highlights. We are reporting our second consecutive quarter of operating income. We’ve increased rental income and property NOI on our owned portfolio. Our NPLs are down in our loan book. Our provision for loan losses has declined to $1.95 million and our CRE CDO coverage tests have stabilized. In March, we raised gross proceeds of $115 million through the issuance of new convertible notes and used the proceeds to repurchase $88 million of our 2007 convertible notes and to reduce short-term recourse debt by $21 million, or 51%. Subsequent to quarter end, we repaid an additional $15.7 million of higher-cost senior secured debt. And finally, we are experiencing reduced volatility in our results quarter-over-quarter.

RAIT is a much different company today than it was four years ago. We’ve aggregated a sizeable portfolio of directly held real estate and moved away from being solely a specialty finance company. Going forward, as we continue to build our lending, ownership and management capabilities, we also must adapt our performance metrics to match our new direction. Therefore, we’re introducing a new reporting metric — adjusted funds from operations — which will be a useful supplemental operating performance measure to our GAAP results.

I’m pleased to report GAAP earnings of $0.05 per diluted share and $1.7 million of operating profit for the quarter — our second consecutive quarter of operating income, which includes $7.1 million in depreciation expense. Adjusted funds from operations, or AFFO, was $0.06 per share for the quarter ending March 31st, 2011, compared to $0.03 for the quarter ended March 31st, 2010. Jack will discuss RAIT’s financial results and AFFO in more detail, and highlight key drivers of RAIT’s first quarter financial performance shortly.

We continue to benefit from improvements in the commercial real estate markets in general and specifically from improvement in our core portfolios. These improvements have had a positive impact on the stability — and importantly, the quality — of RAIT’s earnings.

The quarterly earnings are a direct result of increasing net operating income, driven by higher occupancy rates within our owned commercial real estate portfolio combined with stabilizing commercial real estate loan book, lower credit costs, and fewer nonperforming loans. General and administrative costs are up slightly as we invest capital today into future revenue-generating initiatives.

During the quarter, we took advantage of an opportunity to, in effect, refinance our outstanding convertible debt. We successfully raised gross proceeds of $115 million in a public debt offering through the issuance of 7% senior convertible notes. The proceeds from the offering neutralized the April 2012 put for cash of 6.875% convertible debt. We believe the Company has the resources to retire the remaining $55.6 million balance if put to us in April of 2012. This transaction allows us to look forward and to focus our efforts on building revenues through our core competencies utilizing our vertically integrated commercial real estate platform.

Now on to business initiatives — first, as I mentioned last quarter, in addition to our bridge and mezzanine lending programs, we’ve recently formed a CMBS lending unit utilizing our existing platform and internal expertise. We’ve been making progress. We’re in the market quoting new loans and building a pipeline for future securitization.

Secondly, as previously announced, we formed a non-traded REIT named Independence Realty Trust, or IRT, to acquire multi-family properties. RAIT is the external manager of IRT and will benefit from this strategy primarily through generating a recurring source of asset and property management fees, as well as another avenue to access the capital markets to further our strategic goals. We recently filed IRT’s initial registration statement, which can be reviewed on file with the SEC.

At this point, I’d like to turn the call over to Jack. Jack?

Jack Salmon - RAIT Financial Trust — CFO

Thank you, Scott.

The financial highlights for the quarter ended March 31st, 2011 include GAAP earnings per share diluted of $5.8 million, or $0.05 per common share for the quarter; $6.9 million, or $0.06 per common share diluted of adjusted funds from operations, or AFFO; and $7.6 million in net reductions of total debt outstanding this quarter, with significant changes in our debt structure since December 31st, 2010, which I’ll cover in just a minute.

Before I begin reviewing the first quarter results, I would like to highlight that we’ve made certain changes in our income statement to improve the presentation for investors and analysts. We now present the components of revenue broadly to include rental income on our owned real estate portfolio, interest income on our loan book and fee income from our services. We have combined all components of investment and corporate interest expense as one line item under operating expenses. These changes better reflect our business focus on our lending and direct ownership of real estate, and will be reflected for all periods presented going forward.

As Scott mentioned, there are changes in RAIT’s business model over the last several years which have resulted in management using additional metrics to evaluate our financial performance. RAIT’s increasing direct ownership of real estate and other changes in our portfolios led us to adopt two non-GAAP financial performance measures beginning this quarter — funds from operations, or FFO; and adjusted funds from operations, or AFFO. We are presenting FFO and AFFO as supplemental non-GAAP performance measures which management uses for internal purposes and that other REITs use in reporting their results. Management believes that these additional measures can be useful to investors in evaluating RAIT’s operating performance over time. And reference was made to Exhibit 1 in the press release for the details of these computations and management’s rationale for presenting this information.

Now on to the first quarter results. Our consolidated results from operation show significant improvement this quarter in comparison to the same quarter last year, as follows — rental income is $21.3 million, increasing $5.2 million, or over 30%, compared to the $16.1 million during the first quarter of 2010. The related real estate operating expenses increased to $12.6 million, or $2.1 million higher than the comparable quarter. This resulted in higher net operating income of $3.1 million. Rental growth and increases in real estate operating expenses reflect the growth in occupancy from 71% to 82% since the first quarter 2010, plus an increase in the number of owned properties.

Total revenue decreased $7.9 million year-over-year, as interest income and fee income in 2010 included results of the collateral assets and management contracts that we sold in April of 2010.

Compensation expense of $6.5 million is running $1.5 million or 19% lower in 2011. And although G&A is in line year-over-year, the 2011 quarter includes approximately $300,000 of acquisition expenses related to our purchase of IRT in January. Otherwise, G&A expenses are running approximately 5% lower this year.

As Scott mentioned, the continuing improvements in our CRE loan portfolio from a credit perspective resulted in lower provisions for loan losses of $1.95 million in 2011, compared to $17.35 million for the first quarter of 2010. During the quarter, we converted only one $22.1 million loan on an office building into owned real estate at approximately 92% of the prior loan carrying value.

Total expenses for the quarter were $56.6 million, representing a 22% reduction from the first quarter run rate of $72.5 million in 2010. And as a result, we’ve generated $1.7 million of positive operating income this quarter, which was a $7.9 million improvement over the first quarter last year.

Below operating income, we generated $1.4 million in gains on asset sales, a small loss on refinancing our debt, and $5.6 million of income from the changes in fair value of our securities portfolio. The net fair value mark-to-market adjustment this quarter of $5.6 million was comprised of three items — $16.5 million of improvements in the credit performance of the underlying debt securities, offset by a $7 million increase in the corresponding nonrecourse debt, and $3.9 million decrease in the related interest rate hedge liabilities, reflecting changes in long-term interest rates.

Now on to the most significant events of the quarter, which Scott alluded to — the convertible debt issuance and other debt changes that have occurred since then.

On the convertible debt — this is by far the most significant debt change during 2011, and related to the issuance of $115 million of new 7% convertible debt due in 2031 and the resulting retirement of $88 million of the 6.875% convertible debt due in 2027. We began this year with $143.6 million of that convertible debt outstanding and now have approximately $55 million of the 6.875% debt still remaining.

Other debt changes this quarter include the following — on our secured bank credit facilities — at the quarter end, we have $20 million of recourse debt on one remaining secured bank credit facility, which is scheduled to mature in December, which may be extended. We prepaid all $16.2 million on our other secured recourse bank line in March. That had been scheduled to mature in October.

In our senior secured notes — we reduced $5.3 million of those notes via equity conversions during the quarter. And in April, we repaid the remaining $15.7 million balance of the 10% senior note due in April of 2014. This avoided the potential future dilution of approximately 4.5 million common shares which had been reserved in the event that this debt had been converted into equity at the option of the holder. We regained control of over $21 million of CRE debt securities that had been pledged as collateral under this loan agreement.

Finally, loans payable on real estate — we refinanced a $12.5 million recourse mortgage loan that was due in 2012 with nonrecourse financing at a rate of LIBOR plus 450, and extended the maturity for 10 years, thereby further reducing our recourse indebtedness and near-term funding obligations overall.

Now, as a result of all these action steps, we reduced our recourse debt during the quarter by $15.5 million to a balance of $277.9 million at March 31st, 2011. The net result of all these debt changes will save approximately $1.5 million of interest expense per year. And our total debt-to-equity ratio also improved to 2.1 times at quarter end, compared to a ratio of 2.3 times at December 31st, 2010.

Next, I’ll just briefly cover our other portfolios.

Our CRE loan book has about $1.1 billion of loans, representing 37% of our consolidated assets, and are securitized by long-term, match-funded, non-recourse financing. The two CRE loan securitizations — CRE 1 and CRE 2 — are meeting all of their interest coverage and over-collateralization requirements. And as of the most recent payment cycle, the most stringent OC test was at 123.7%, versus a trigger of 116.2% in CRE 1, and at 115%, versus a trigger of 111.7% in CRE 2, which is an improvement of over two percentage points during the quarter.

In our CRE-owned portfolio, there are $868 million of assets representing 29% of our consolidated assets. The overall occupancy has been steadily improving since quarter one 2010 and has increased from 71% to 82% overall. However, in our multifamily portfolio, assets have contributed significantly to this organic growth, with occupancy increasing from 78% to 88% during the same time, while real estate operating expenses have been lower on a same-store basis. These trends have been the primary cause for our $3.1 million of improvements in net operating margin performance quarter-over-quarter.

And finally, on our debt securities portfolio — it represents 24% of our consolidated assets, comprised primarily of TruPS and other debt securities owned by Taberna 8 and Taberna 9. Both the $719 million of assets and the $143 million of related non-recourse debt financing are reported under fair value accounting methods.

Most of the quarterly cash flows are being applied to pay down the most senior debt tranches. We applied $12 million of cash to reduce the principal balances of this non-recourse debt during the quarter. RAIT continues to receive only the senior portion of our collateral management fees on this portfolio.

With that, I’ll turn it back to Scott.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks for that report, Jack.

Operator, I think we’ll open the call up for questions at this time.

QUESTION AND ANSWER

Operator

(Operator instructions) Gabe Poggi, FBR Capital Markets.

Gabe Poggi - FBR Capital Markets — Analyst

Hey, good morning, guys. And congratulations on a good quarter. Seems the portfolio’s making nice progress.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Gabe.

Jack Salmon - RAIT Financial Trust — CFO

Thanks, Gabe.

Gabe Poggi - FBR Capital Markets — Analyst

Couple questions here — first is just regarding the share account — how should I think about the fully diluted share count going forward, in conjunction with the March convert?

Jack Salmon - RAIT Financial Trust — CFO

I think on a fully converted basis, there’d be approximately 40 million shares, if it was converted at the $2.56 price per share.

Gabe Poggi - FBR Capital Markets — Analyst

Okay.

You guys have a nice chunk of restricted cash. What are the opportunities there? Or how should I think about the deployment of that restricted cash into new opportunities kind of inside RAIT 1 and RAIT 2?

Jack Salmon - RAIT Financial Trust — CFO

Certainly within RAIT 1 and RAIT 2, we have cash that’s been built up from repayments that are held in those structures that can be used to fund new loans. The other portion of restricted cash within the Taberna structures basically relates to reserves and other hedge costs that will have to be [inaudible] the future.

Gabe Poggi - FBR Capital Markets — Analyst

You guys break out kind of the — what percentage of that — whatever the number is — I think it’s 170 or so — what’s between the RAITs, and what’s between the Tabernas?

Jack Salmon - RAIT Financial Trust — CFO

Typically don’t, but we can get that information for you afterwards, Gabe.

Gabe Poggi - FBR Capital Markets — Analyst

Okay.

Then, just one more follow-up on that — let’s just talk to the RAIT side of things. What do you guys think is kind of the yield pickup you can get as you redeploy that restricted cash today from prepayments relative to what was prepaid? In other words, I’m trying to get a gauge for how you can kind of grow earnings inside the structure with that restricted cash.

Scott Schaeffer - RAIT Financial Trust — CEO

Gabe, this is Scott. We are primarily looking to do shorter-term bridge loans within those vehicles, and not to do the subordinated debt financings. The bridge loans that are rolling off have an average coupon of 200 basis points over LIBOR. And today, you’re reporting loans in the 500 over LIBOR.

Gabe Poggi - FBR Capital Markets — Analyst

Okay.

Scott Schaeffer - RAIT Financial Trust — CEO

So it’s about a 300-basis point pickup.

Gabe Poggi - FBR Capital Markets — Analyst

Got you.

One last question for you — you guys mentioned kind of two avenues for growth — conduit lending, and then Independence. In regards to conduit lending — how should I think about, or how should we think about, the pace of originations or the potential pace of originations? I know it’s just getting off the ground, but how do we think about that going forward?

And I don’t know if you guys have disclosed it yet, or can, but how should I think about kind of the economics in that JV?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, the economics change within that space almost on a daily basis, as spreads change and as new yields are pricing. So it’s hard to say what the pricing economics will be going forward. But on an origination flow view, we still believe that once it’s up and running that we’ll be able to do in the $500 million a year of new originations in two to three securitizations per year. And it is just started, as you know. We really only got off the ground during this first quarter.

But we are actively out there, seeking new opportunities and quoting loans. And we have a couple of applications that we’ve issued. And we’re still very hopeful that it’s going to be a good source of revenue going forward.

Gabe Poggi - FBR Capital Markets — Analyst

So it’s officially kind of up and running at this juncture?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes.

Gabe Poggi - FBR Capital Markets — Analyst

Okay. Thanks, guys.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you, Gabe.

Operator

At this time, I would now like to turn the Conference over to Mr. Scott Schaeffer for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you. We continue to make progress and remain optimistic that we will successfully reposition and rebuild RAIT while staying focused on creating long-term shareholder value. We’d like to thank our shareholders for their continued support and interest in RAIT and look forward to speaking with you next quarter.

Operator

Thank you for joining today’s Conference. That concludes the presentation. You may now disconnect.